SUBORDINATION AND INTERCREDITOR AGREEMENT

This SUBORDINATION AND INTERCREDITOR AGREEMENT (this “Agreement”) is made as of December 10, 2013, by and among ADVANCED MICROSENSORS CORPORATION, a New York corporation having its principal place of business at 333 South Street, Shrewsbury, Massachusetts 01545 (“AMS”), PLURES TECHNOLOGIES, INC., a Delaware corporation having its principal place of business at 4070 West Lake Drive, Canandaigua, New York 14424 (“Plures”), MASSACHUSETTS DEVELOPMENT FINANCE AGENCY, a body corporate and politic created under and acting pursuant to authority derived from Chapter 23G of the Massachusetts General Laws, as amended, and having a principal place of business at 99 High Street, 11th Floor, Boston, MA 02110. (“MDFA”) and CEDARVIEW OPPORTUNITIES MASTER FUND, L.P., as agent for a group of lenders, One Penn Plaza, 45th Floor, New York, NY  10119 (collectively “Lender”).

W I T N E S S E T H:

WHEREAS, AMS and MDFA have entered into certain finance arrangements as evidenced by (i) that certain Loan Agreement dated as of October 13, 2011 between AMS and MDFA (the “MDFA Loan Agreement”), (ii) that certain Term Note dated as of October 13, 2011 in the original principal amount of TWO MILLION DOLLARS ($2,000,000) issued by AMS in favor of MDFA (the “MDFA Note”), (iii) that certain Security Agreement dated as of October 13, 2011 between AMS and MDFA (the “MDFA Security Agreement”) and (iv) certain other agreements, documents, instruments and certificates delivered by AMS in connection with the Loan Agreement (collectively, the “MDFA Loan Documents”);

WHEREAS, Lender has agreed to establish loans of up to THREE HUNDRED THOUSAND DOLLARS ($300,000) in favor of Plures and AMS as evidenced by, among other things, a certain Loan and Security Agreement dated as of December 10, 2013 (the “Lender Loan Agreement” or the “Lender Loan Documents”);

WHEREAS, the obligations of AMS and Plures to Lender in connection with the term loans established under the Lender Loan Documents are to be secured by, among other things, senior priority liens in substantially all assets, property and interests in property of AMS, whether real or personal, and whether now owned or in existence or hereafter acquired by Plures and AMS, wherever located (the “AMS Assets”), along with guarantees and pledges of stock from the holding companies including Plures as more particularly described in the Lender Loan Documents (collectively, inclusive of all proceeds and products of the foregoing, hereinafter being referred to the “Collateral”);

WHEREAS, AMS is a wholly owned subsidiary of Plures and the extension of credit by Lender to AMS, will benefit Plures;

WHEREAS, as a condition precedent to establishing the term loans evidenced by the Lender Loan Documents, Lender is requiring that MDFA enter into this Agreement and agree, among other things, to subordinate its security interest in the AMS Assets; and

WHEREAS, the First Lien Debt is junior and subordinate to the indebtedness owed by Plures and AMS to Hercules Technology Growth Capital, Inc.

NOW, THEREFORE, in order to induce Lender to consummate the transaction contemplated by the Lender Loan Agreement, and for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1.	Definitions.

All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in Section 1 hereof. The following terms shall have the following meanings in this Agreement:

Bankruptcy Code means the provisions of Title 11 of the United States Code, 11 U.S.C. §§101, et seq.

Bankruptcy Law means the Bankruptcy Code and any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, including any law affecting creditors’ rights generally.

Controlled Affiliate of any Person shall mean any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person.

Distribution shall mean, with respect to any indebtedness or obligation, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness or obligation, (b) any redemption, purchase or other acquisition of such indebtedness or obligation by any Person or (c) the granting of any Lien (other than a grant of a Lien by AMS under the MDFA Loan Documents, to the extent such grant is not prohibited by this Agreement) to or for the benefit of the holders of such indebtedness or obligation in or upon any property of any Person.

First Lien Debt shall mean all “Obligations” (as defined in the Lender Loan Agreement), including, but not limited to, all indebtedness, obligations and liabilities (including, but not limited to, all hedging obligations of AMS and the other Loan Parties, and all principal, interest (including any interest accruing on the foregoing after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim), advancements, fees, charges and collection expenses) now or hereafter owing by AMS or any other Loan Party under or secured by the Lender Loan Documents, together with any indebtedness which refinances such indebtedness, obligations and liabilities and any amendments, modifications, renewals, restatements, replacements, refinancings or extensions thereof to the extent not in violation of the provisions of this Agreement.  First Lien Debt shall be considered to be outstanding whenever any loan commitment under the Lender Loan Agreement is outstanding and prior to the Payment in Full of all of the First Lien Debt.

First Lien Default shall mean any “Event of Default” (as such term is defined in the Lender Loan Agreement).

First Lien Lender shall mean and refer to Lender, its successors and assigns.

First Lien Payment Default shall mean any “Event of Default” (each as defined in the Lender Loan Agreement) resulting from the failure to pay when due any interest or principal in respect of the First Lien Debt or any other amount constituting First Lien Debt.

First Lien Payment Default Notice shall mean a written notice from First Lien Lender to Second Lien Lender pursuant to which Second Lien Lender is notified of the occurrence of a First Lien Payment Default, which notice incorporates a reasonably detailed description of such First Lien Payment Default and expressly refers to this Agreement and indicates that it is a “First Lien Payment Default Notice” for the purposes of this Agreement.

Lender Loan Documents shall mean the Lender Loan Agreement and all other documents and instruments executed or delivered by Borrower or any other Loan Party in connection therewith, in each case as amended, restated, modified, supplemented, restated, replaced or refinanced and in effect from time to time subject to the terms of this Agreement.

Lien or Liens means any mortgage, deed of trust, pledge, lien, security interest, charge, hypothecation, set-off right or other encumbrance, whether now existing or hereafter created, acquired or arising.

Loan Party shall mean each of AMS, Plures and each and every one of their respective Controlled Affiliates.

MDFA Loan Documents shall mean the Second Lien Credit Agreement, the Second Lien Notes and all other documents and instruments evidencing or pertaining to all or any portion of the Second Lien Debt.

Payment in Full or Paid in Full shall mean (x) the payment of all of the First Lien Debt (other than contingent indemnification obligations for which no claim yet has been asserted in writing) in full in cash, or, if satisfactory to the First Lien Lender, cash equivalents or other securities, and (y) the termination of all lending commitments under the Lender Loan Documents.

Permitted Second Lien Debt Payments means regularly scheduled non-accelerated payments of principal and interest on the MDFA Note issued pursuant to the MDFA Loan Agreement.

Proceeding shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

Reorganization Second Lien Securities shall mean any debt or equity securities of a Loan Party (or any successor, including any debtor-in-possession) that are distributed to the Second Lien Creditor in respect of the Second Lien Debt pursuant to a confirmed plan of reorganization or adjustment and that (a) are subordinated in right of payment to the First Lien Debt (or any debt or equity securities issued in substitution of all or any portion of the First Lien Debt) to at least the same extent as the Second Lien Debt is subordinated to the First Lien Debt in accordance herewith, (b) do not have the benefit of any obligation of any Person (whether as issuer, guarantor or otherwise) unless the First Lien Debt has at least the same benefit of the obligation of such Person and (c) do not have any terms, and are not subject to or entitled to the benefit of any agreement or instrument that has terms, that are more burdensome to the issuer of or other obligor on such debt or equity securities than are the terms of the First Lien Debt.

Second Lien Creditor shall mean MDFA, its successors and assigns.

Second Lien Debt shall mean all “Obligations” (as defined in the MDFA Loan Agreement), including, but not limited to, all indebtedness, obligations and liabilities (including, but not limited to, all principal, interest (including any interest accruing on the foregoing after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim), advancements, fees, charges and collection expenses) now or hereafter owing by AMS under or secured by the MDFA Loan Documents, together with any amendments, modifications, renewals, replacements, restatements, refinancings or extensions thereof to the extent not in violation of the provisions of this Agreement.

Second Lien Default shall mean an “Event of Default” as defined in the MDFA Loan Agreement.

Second Lien Default Notice shall mean a written notice from Second Lien Creditor to First Lien Lender pursuant to which First Lien Lender is notified of the occurrence of a Second Lien Default, which notice incorporates a reasonably detailed description of such Second Lien Default and expressly refers to this Agreement and indicates that it is a “Second Lien Default Notice” for the purposes of this Agreement.

2.	Intercreditor and Subordination Agreement.

2.1. Subordination of Second Lien Debt to First Lien Debt.  AMS and Plures, on behalf of itself and each of its Subsidiaries, each covenants and agrees, and the Second Lien Creditor hereby covenants and agrees that the payment of any and all of the Second Lien Debt shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior Payment in Full of all of the First Lien Debt, and that the holder of First Lien Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired First Lien Debt in reliance upon the provisions contained in this Agreement.

2.2. Lien Priorities.

(a) Notwithstanding the date, manner or order of perfection of the Liens granted to the First Lien Lender and to the Second Lien Creditor, notwithstanding any defect or deficiency in, or failure to perfect such liens or interests, and notwithstanding any provisions of the Uniform Commercial Code, or any applicable law or decision or the Lender Loan Documents or the MDFA Loan Documents, or whether any of the First Lien Lender or Second Lien Creditor holds possession of all or any part of the Collateral, as between the First Lender, on the one hand, and the Second Lien Creditor, on the other hand, the First Lien Lender shall have a first and prior Lien in and to any and all Collateral and the Second Lien Creditor shall have a second and subordinate Lien on the AMS Assets.

(b) The priorities of the Liens provided in this Section 2.2 shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal, restatement, replacement, or refinancing of the Lender Loan Documents, the First Lien Debt, the MDFA Loan Documents or the Second Lien Debt, nor by any action or inaction which the First Lien Lender or the Second Lien Creditor may take or fail to take in respect of the Collateral.  All Liens on the Collateral securing any First Lien Debt shall be and remain senior in all respects and prior to all Liens on any of the Collateral securing any Second Lien Debt for all purposes, whether or not such Liens securing any First Lien Debt are subordinated to any Lien securing any other obligation of AMS, any other Loan Party or any other Person.

2.3. Payment Upon Second Lien Default.  Notwithstanding the terms of the MDFA Loan Documents, AMS and Plures each hereby agree, on behalf of themselves and each other Loan Party, that no Loan Party shall make, and the Second Lien Creditor hereby agrees that it will not accept, any Distribution with respect to the Second Lien Debt including any Distribution received through the exercise of any right of setoff, counterclaim or crossclaim, until all of the First Lien Debt is Paid in Full; provided that the Loan Parties may make to the Second Lien Creditor and the Second Lien Creditor may accept Permitted Second Lien Debt Payments unless, with respect to any such Permitted Second Lien Debt Payment, Second Lien Creditor shall have received a First Lien Payment Default Notice from First Lien Lender stating that a First Lien Payment Default exists. The provisions of this Section 2.3 shall not apply to any payment with respect to which Section 2.13 hereof is then applicable as a result of the existence of a Proceeding involving a Loan Party.

2.4. Incorrect Payments/Distribution of Proceeds of Collateral. If any Distribution on account of the Second Lien Debt not permitted to be made by any Loan Party or received by the Second Lien Creditor under this Agreement is received by the Second Lien Creditor before all of the First Lien Debt is Paid in Full, such Distribution shall not be commingled with any asset of the Second Lien Creditor, shall be held by the Second Lien Creditor for the benefit of First Lien Lender and shall be promptly paid over to First Lien Lender for application (in accordance with the Lender Loan Agreement) to the payment of the First Lien Debt then remaining unpaid, until all of the First Lien Debt is Paid in Full.  Without limiting the foregoing, all Collateral and all proceeds of Collateral received by the Second Lien Creditor in connection with the exercise of any right or remedy (including set-off) relating to the Collateral (whether or not any Proceeding has been commenced by or against AMS or any other Loan Party) shall be segregated and held in trust for the First Lien Lender and shall be promptly paid over to First Lien Lender for application (in accordance with the Lender Loan Agreement) to the payment of the First Lien Debt then remaining unpaid, until all of the First Lien Debt is Paid in Full.

2.5. Enforcement Actions.

(a) Enforcement of Standstill.  Notwithstanding any rights or remedies available to the Second Lien Creditor under the MDFA Loan Documents, applicable law or otherwise, prior to the Payment in Full of all of the First Lien Debt (whether or not any Proceeding has been commenced by or against AMS or any other Loan Party), the Second Lien Creditor shall not:

(i) directly or indirectly, exercise or seek to exercise any rights or remedies with respect to any Collateral (including the exercise of any account or lockbox control agreement, landlord waiver or similar bailee letter or similar agreement or arrangement to which the Second Lien Creditor is a party) or institute any action or proceeding with respect to such rights or remedies, including any action of foreclosure; provided, however, that, upon the occurrence and during the continuance of a Second Lien Default, subject to Section 2.2 and 2.4 hereof, commencing one hundred twenty (120) days (the “Standstill Period”) after  the receipt by the First Lien Lender of a Second Lien Default Notice, the Second Lien Creditor may take action to enforce Liens held by the Second Lien Creditor in respect of the AMS Assets, but only if the First Lien Lender is not diligently pursuing in good faith its exercise of its enforcement rights and remedies against, or diligently attempting to vacate any stay or enforcement of Liens held by or on behalf of the First Lien Lender on, all or a material portion of the Collateral (including, without limitation, notification of account debtors, the solicitation of bids from third parties to conduct the liquidation of all or a material portion of the Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, auctioneers or other third parties for the purpose of valuing, marketing, promoting and selling a material portion of the Collateral or commencement of any legal proceeding or actions with respect to all or a material portion of the Collateral) (it being agreed by the First Lien Lender that, subject to any confidentiality restrictions and to the extent permitted by law, the First Lien Lender shall endeavor to respond to all reasonable written requests from the Second Lien Creditor to First Lien Lender to provide statements as to the status of any such enforcement action taken by the First Lien Lender; provided that the failure of First Lien Lender to give any such response shall not result in any liability to First Lien Lender or limit or modify any provision of this Agreement);

(ii) contest, protest or object to any foreclosure proceeding or action brought by the First Lien Lender or any other commercially reasonable exercise by the First Lien Lender of any rights and remedies relating to the Collateral under the Lender Loan Documents or otherwise;

(iii) object to the forbearance by the First Lien Lender from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral; and

(iv) until the expiration of the Standstill Period, commence, or join with any Person in commencing, any Proceeding.

(b) First Lien Lender’s Rights.  Until all of the First Lien Debt has been Paid in Full, whether or not any Proceeding has been commenced by or against AMS or any other Loan Party, subject to clause (a)(i) of this Section 2.5, the First Lien Lender shall have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit-bid their debt) and make commercially reasonable determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Second Lien Creditor.  In exercising rights and remedies with respect to the Collateral, the First Lien Lender may enforce the provisions of the Lender Loan Documents and exercise remedies thereunder, all in such order and in such manner as First Lien Lender may determine in the exercise of its reasonable discretion; provided, however, First Lien Lender shall exercise any remedies in accordance with commercially reasonable business practices and applicable law.  Such exercise and enforcement shall include the rights to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code, of a secured creditor under the Bankruptcy Code and the Bankruptcy Law and under any other applicable law.

(c) Second Lien Creditors’ Rights.  Notwithstanding anything to the contrary contained herein, the Second Lien Creditor may (it being agreed by the parties hereto that the Standstill Period shall not apply to the following actions except as otherwise expressly provided):

(i) for the purpose of protecting the Liens of the Second Lien Creditor in respect of the AMS Assets, join (but not control) any foreclosure or judicial lien enforcement proceeding with respect to the Collateral initiated by the First Lien Lender, so long as it does not delay or interfere in any respect with the exercise by the First Lien Lender of its rights with respect to the Collateral;

(ii) file a claim or statement of interest with respect to, or vote any claim or statement of interest with respect to, the Second Lien Debt; provided that a Proceeding has been commenced by or against AMS or any other Loan Party;

(iii) take any action (not adverse to the priority status of the Liens on the Collateral securing the First Lien Debt, or the rights of the First Lien Lender to exercise remedies in respect thereof) in order to create (subject to Sections 2.2 and 2.7 hereof), perfect, preserve or protect any Lien held by or on behalf of the Second Lien Creditor on the AMS Assets;

(iv) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Creditor, including any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement;

(v) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Second Lien Debt and the Collateral;

(vi) exercise any of its rights or remedies with respect to the Collateral after the termination of the Standstill Period to the extent not prohibited by clause (a)(i) above; and

(vii) subject to Section 2.13(g) hereof, receive any remaining proceeds of Collateral after all of the First Lien Debt has been Paid in Full.

(d) No Collateral or Proceeds.  The Second Lien Creditor agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any Collateral, unless and until all of the First Lien Debt has been Paid in Full.

(e) No Hindrance; Certain Waivers.The Second Lien Creditor agrees that it will not take any action that would hinder any exercise of remedies under the Lender Loan Documents or is otherwise prohibited hereunder, including any commercially reasonable sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise.

(f) Rights as Unsecured Creditor.  Except as specifically set forth in this Agreement, the Second Lien Creditor may exercise rights and remedies as unsecured creditors against AMS or any other Loan Party that has guaranteed or granted Liens to secure the Second Lien Debt in accordance with the terms of the MDFA Loan Documents and applicable law; provided that in the event that the Second Lien Creditor becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Lien Debt such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Lien Debt) as the other Liens securing the Second Lien Debt are subject to this Agreement.

(g) Right to Bid.  Nothing contained in this Section 2.5 shall be construed in any way to limit or impair the right of any Second Lien Creditor or First Lien Lender to bid for or purchase Collateral at any public, private or judicial foreclosure upon such Collateral initiated by any such Person.

(h) Payment of Second Lien Debt.  Subject to the provisions of Section 2.3 hereof, should any payment with respect to the Second Lien Debt be received by the Second Lien Creditor in any form and from any source whatsoever prior to the Payment in Full of all of the First Lien Debt, including pursuant to the exercise of any right of set-off or recoupment with respect to the Second Lien Debt, the Second Lien Creditor shall immediately deliver to the First Lien Lender any such payment (with proper endorsements or assignments, if necessary), and pending such delivery the Second Lien Creditor shall hold any such payment in trust of the benefit of the First Lien Lender and shall not commingle such payment with any assets of the Second Lien Creditor.

2.6. Releases.

(a) If in connection with the commercially reasonable exercise of any rights or remedies of the First Lien Lender in respect of the Collateral (including, without limitation, the rights and remedies referred to in Section 2.5 hereof), the First Lien Lender releases any Liens held by or on behalf of the First Lien Lender on any part of the Collateral, then the Second Lien Creditor shall release the Liens, if any, held by or on behalf of the Second Lien Creditor on such Collateral; provided that, the Second Lien Lender shall be permitted to seek Liens securing the Second Lien Debt on the proceeds of any such Collateral (with the priority of such Liens being subject in all respects to this Agreement).  The Second Lien Creditor promptly shall execute and deliver to the First Lien Lender or such Loan Party such termination statements, releases and other documents as the First Lien Lender or such Loan Party may request to effectuate such release.

(b) If in connection with any commercially reasonable sale or other disposition of any Collateral (collectively, a “Disposition”) permitted under the terms of both the Lender Loan Documents and the MDFA Loan Documents (other than in connection with the exercise of the First Lien Lender’s rights and remedies in respect of the Collateral, including without limitation the rights and remedies referred to in Section 2.5 hereof), the First Lien Lender releases any of its Liens on any part of the Collateral, then the Second Lien Creditor shall release the Liens, if any, of any Second Lien Creditor on such Collateral.  The Second Lien Creditor promptly shall execute and deliver to the First Lien Lender or such Loan Party such termination statements, releases and other documents as the First Lien Lender or such Loan Party may request to effectuate such release.

2.7. No New Liens.  So long as all of the First Lien Debt has not been Paid in Full, whether or not any Proceeding has been commenced by or against AMS or any other Loan Party, the parties hereto agree that neither AMS nor Plures shall, nor shall they permit any other Loan Party to, grant or permit any additional Liens on any asset or property to secure the Second Lien Debt unless it has granted or concurrently grants a Lien on such asset or property to secure the First Lien Debt.  To the extent that the provisions of the foregoing sentence are not complied with for any reason, without limiting any other rights and remedies available to the First Lien Lender, the Second Lien Creditor agrees that any amounts received by or distributed to it pursuant to or as a result of Liens granted in contravention of this Section 2.7 shall be subject to Section 2.4 hereof.

2.8. Accountings.  The First Lien Lender and Second Lien Creditor agree to render accountings to the other upon written request, giving effect to the application of proceeds of Collateral as hereinbefore provided.

2.9. Second Lien Default Notice; First Lien Default Notice.  AMS shall provide First Lien Lender with a Second Lien Default Notice upon the occurrence of each Second Lien Default, and AMS shall notify First Lien Lender in the event such Second Lien Default is cured or waived.  AMS shall provide Second Lien Creditor with notice of a First Lien Default upon the occurrence of each such First Lien Default, and AMS shall notify the Second Lien Creditor in the event such First Lien Default is cured or waived.  Notwithstanding the foregoing, the failure of any party to provide such notice shall not affect any party’s rights to rely on and enforce the terms of this Agreement.

2.10. Agency for Perfection.  The First Lien Lender and the Second Lien Creditor each hereby appoint each other as agent for purposes of perfecting security interests and Liens held by or on behalf of the First Lien Lender and the Second Lien Creditor, respectively, in the AMS Assets comprising any of the Collateral.  To the extent that the Second Lien Creditor obtains possession of any Collateral, the Second Lien Creditor shall notify the First Lien Lender of such fact and shall deliver such Collateral to the First Lien Lender upon request of the First Lien Lender.  Each of the First Lien Lender and the Second Lien Creditor shall be a bailee for the other with respect to Collateral in such Person’s possession.  Notwithstanding the foregoing, the Person in possession or control of any Collateral shall not have any duty to protect or preserve any rights pertaining to the Collateral and, except for gross negligence and willful misconduct, the non-possessing Person hereby waives and releases the possessing Person from all claims and liabilities arising pursuant to the possessing Person’s role as bailee.

2.11. Insurance.  Notwithstanding anything to the contrary herein, AMS shall obtain satisfactory lender’s loss payable endorsements naming both the First Lien Lender and the Second Lien Creditor as their interests may appear, with respect to policies which insure AMS Assets comprising any of the Collateral hereunder, or with such other designation as the First Lien Lender and the Second Lien Creditor may agree.  The First Lien Lender shall have the sole and exclusive right, as against the Second Lien Creditor, to adjust settlement of such insurance policy in the event of any loss until all of the First Lien Debt is Paid in Full.  All proceeds with respect to such loss shall be paid to the First Lien Lender pursuant to the terms of the Lender Loan Documents.  The First Lien Lender shall have at all times the right to distribute to AMS or any other Loan Party for use in the business of AMS or any other Loan Party the proceeds of any business interruption insurance policies covering the business of AMS or any other Loan Party.  If the First Lien Lender elects not to distribute such proceeds to AMS or any other Loan Party, then the First Lien Lender shall retain such proceeds and apply it to the First Lien Debt in accordance with Section 2.4 hereof.

2.12. UCC Notices.  In the event that the First Lien Lender or the Second Lien Creditor shall be required by the Uniform Commercial Code or any other applicable law to give notice to the other of intended disposition of Collateral, such notice shall be given in accordance with Section 5.10 hereof and ten (10) days’ notice shall be deemed to be commercially reasonable.

2.13. Proceeding Issues.

(a) In the event of any Proceeding involving any Loan Party, (i) all First Lien Debt first shall be Paid in Full before any Distribution with respect to the Second Lien Debt shall be made (other than a Distribution of Reorganization Second Lien Securities); (ii) any Distribution which, but for the terms hereof, otherwise would be payable or deliverable in respect of the Second Lien Debt (other than a Distribution of Reorganization Second Lien Securities), shall be paid or delivered directly to First Lien Lender (to be held and/or applied by First Lien Lender to the First Lien Debt in accordance with the terms of the Lender Loan Agreement) until all First Lien Debt is Paid in Full, and the Second Lien Creditor irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such Distributions, and the Second Lien Creditor also irrevocably authorizes, empowers and directs First Lien Lender to demand, sue for, collect and receive every such Distribution; (iii) the Second Lien Creditor agrees to execute and deliver to First Lien Lender or its representatives all such further instruments confirming the authorization referred to in the foregoing clause (ii),(iv) the Second Lien Creditor agrees not to initiate or prosecute or encourage any other Person to initiate or prosecute any claim, action or other proceeding challenging the enforceability of the First Lien Debt or any Liens securing the First Lien Debt, and (v) the Second Lien Creditor hereby irrevocably authorizes, empowers and appoints First Lien Lender as its agent and attorney-in-fact to execute, verify, deliver and file such proofs of claim in respect of the Second Lien Debt in connection with any such Proceeding upon the failure of such Second Lien Creditor to do so prior to ten (10) days before the expiration of the time to file any such proof of claim; provided First Lien Lender shall have no obligation to execute, verify, deliver and/or file any such proof of claim.The First Lien Debt shall continue to be treated as First Lien Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of First Lien Lender and Second Lien Creditor even if all or part of the First Lien Debt or the Liens securing the First Lien Debt are subordinated, set aside, avoided or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the First Lien Debt is rescinded or must otherwise be returned by any holder of First Lien Debt or any representative of such holder.

(b) Post-Bankruptcy Financing.  Until all of the First Lien Debt has been Paid in Full, if AMS or any other Loan Party shall be subject to any Proceeding and the First Lien Lender shall desire to permit the use of “cash collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code), on which the First Lien Lender or any other creditor has a Lien, or to permit AMS or any other Loan Party to obtain financing, whether from the First Lien Lender or any other Person under Section 364 of the Bankruptcy Code (“DIP Financing”), then the Second Lien Creditor agrees that it will raise no objection to such cash collateral use or DIP Financing and if the First Lien Lender shall subordinate its Liens in the Collateral to the Liens securing such DIP Financing (and the First Lien Debt relating thereto) then the Second Lien Creditor will subordinate its Liens in the Collateral to the Liens securing such DIP Financing (and the Second Lien Debt relating thereto) and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the First Lien Lender or to the extent permitted by clause (c) of this Section 2.13).

(c) Adequate Protection.

(i) The Second Lien Creditor agrees that it shall not contest (or support any other Person contesting):

(1) any request by the First Lien Lender for adequate protection; or

(2) any objection by the First Lien Lender to any motion, relief, action or proceeding based on the First Lien Lender’s claiming a lack of adequate protection.

(ii) Notwithstanding the foregoing provisions in this Section 2.13, in any Proceeding:

(1) if the First Lien Lender is granted adequate protection in the form of additional or replacement collateral in connection with any cash collateral use, DIP Financing or otherwise, then the Second Lien Creditor may seek or request adequate protection in the form of a Lien on such additional or replacement collateral, which Lien will be subordinated to the Liens securing the First Lien Debt and such cash collateral use or DIP Financing on the same basis as the other Liens securing the Second Lien Debt are so subordinated to the First Lien Debt under this Agreement; and

(2) in the event the Second Lien Creditor seeks or requests adequate protection in respect of Second Lien Debt and such adequate protection is granted in the form of additional or replacement collateral, then the Second Lien Creditor agrees that (x) such adequate protection shall be limited to a Lien on such additional or replacement collateral, (y)the First Lien Lender shall also be granted a senior Lien on such additional collateral as security for the First Lien Debt and for any cash collateral use or DIP Financing provided by the First Lien Lender and (z)any Lien on such additional or replacement collateral securing the Second Lien Debt shall be subordinated to the Liens on such collateral securing the First Lien Debt and any such DIP Financing provided by the First Lien Lenders (or any subset thereof) and to any other Liens granted to the First Lien Lender as adequate protection on the same basis as the other Liens securing the Second Lien Debt are so subordinated to such First Lien Debt under this Agreement.

(3) If and to the extent such additional or replacement Liens are insufficient to provide adequate protection of the interests of the Second Lien Creditor, then the Second Lien Creditor shall be entitled to assert a claim under Section 507(b) of the Bankruptcy Code in the amount of any such insufficiency; provided, however, that any such claim under Section 507(b) shall be subordinate in right of payment of any claim under Section 507(b) of the First Lien Lender.

(d) Right to Object.  Subject to the rights of the Second Lien Creditor set forth in this Agreement, this Agreement shall not prohibit or in any way limit the First Lien Lender from objecting in any Proceeding or otherwise to any action taken by the Second Lien Creditor to the extent such objection or other action could be asserted in such Proceeding by the holder of a general unsecured claim.

(e) Approved Section 363 Sale.  The Second Lien Creditor agrees that it will not raise any objection or oppose a motion to sell or otherwise dispose of any Collateral free and clear of its Liens or other claims under the Bankruptcy Code, including Sections 363 and 1129, provided that (i) the First Lien Lender shall have consented to such sale or disposition of such assets, (ii) the Lien of the Second Lien Creditor shall attach to the proceeds of such sale or disposition (subject to the Lien priorities of this Agreement), (iii) the Sale is not to the First Lien Lender or a Controlled Affiliate of the First Lien Lender, and (iv) notwithstanding Section 2.13(b) hereof, the Second Lien Creditor shall have the right to object to the use of such proceeds by any Loan Party unless all such proceeds are received by First Lien Lender and applied to repay the First Lien Debt and/or any other senior debt.

(f) Automatic Stay.  Until all of the First Lien Debt has been Paid in Full, the Second Lien Creditor agrees that it shall not seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Proceeding in respect of the Collateral, without the prior written consent of the First Lien Lender.

(g) Avoidance Issues.  If First Lien Lender is required in any Proceeding or otherwise to turn over or otherwise pay to the estate of AMS or any other Loan Party any amount paid in respect of First Lien Debt (a “Recovery”), then First Lien Lender shall be entitled to a reinstatement of First Lien Debt with respect to all such recovered amounts.  If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

(h) Post-Petition Interest.  The Second Lien Creditor shall not oppose or seek to challenge any claim by the First Lien Lender for allowance or payment in any Proceeding of First Lien Debt consisting of post-petition interest, fees or expenses to the extent of the value of any Lien securing the First Lien Debt, without regard to the existence of the Lien securing the Second Lien Debt.  The First Lien Lender shall not oppose or seek to challenge any claim by any Second Lien Creditor for allowance (but not payment) in any Proceeding of the Second Lien Debt consisting of post-petition interest, fees or expenses to the extent of the value of the Lien securing the Second Lien Debt, without regard to the existence of the Lien securing the First Lien Debt.

(i) Section 1111(b)(2) Elections.  The Second Lien Creditor waives any claim it may hereafter have against the First Lien Lender arising out of the election of the First Lien Lender of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Proceeding.

(j) Separate Liens.  The Second Lien Creditor and the First Lien Lender acknowledges and agrees that:

(i) the grants of Liens pursuant to the Lender Loan Documents and the MDFA Loan Documents constitute two separate and distinct grants of Liens; and

(ii) because of, among other things, their differing rights in the Collateral, the Second Lien Debt is fundamentally different from the First Lien Debt and must be separately classified in any plan of reorganization proposed or adopted in a Proceeding.

To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Lien Lender and the Second Lien Creditor in respect of the Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that, subject to Sections 2.2 and 2.4 hereof, all distributions shall be made as if there were separate classes of senior and junior secured claims against the Loan Parties in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Creditor), the First Lien Lender shall be entitled to receive, in addition to amounts distributed to it in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest (including default rate interest), fees, costs and other charges, whether or not allowed in such Proceeding) before any distribution is made in respect of the claims held by the Second Lien Creditor, with the Second Lien Creditor hereby acknowledging and agreeing to turn over to the First Lien Lender amounts otherwise received or receivable by it to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Creditor.

(k) Terms Applicable after Bankruptcy.  This Agreement shall be applicable both before and after the filing of any petition by or against AMS or any other Loan Party under the Bankruptcy Code and all references herein to AMS and each other Loan Party shall be deemed to apply to AMS and such other Loan Party as debtor-in-possession and all allocations of payments between the First Lien Lender, and the Second Lien Creditor shall, subject to any court order approving the financing or use of cash collateral of AMS as debtor-in-possession, continue to be made after the filing thereof on the same basis that the payments were to be applied prior to the date of the petition.

2.14. Information Sharing.  In the event that either First Lien Lender or the Second Lien Creditor shall, in the exercise of its respective rights under the Lender Loan Documents or the MDFA Loan Documents, receive possession or control of any books and records which contain information identifying or pertaining to any of the property of AMS or any other Loan Party in which the other party has been granted a Lien and which has not previously been provided to the other party, it shall, upon request of the other party but subject to any applicable confidentiality agreements, make available to the other party duplicate copies of such books and records in the same form as the original.  All reasonable out-of-pocket expenses incurred by either the First Lien Lender or any Second Lien Creditors in performing its obligations under this paragraph shall be borne by AMS and shall constitute indebtedness under the respective lender’s agreements with AMS.  The failure of either party to share information shall not create a cause of action against the party failing to share information or create any claim on behalf of AMS or any third party.

3.	Legends.

Until all of the First Lien Debt is Paid in Full, the MDFA Note and all other MDFA Loan Documents at all times shall be affixed with and contain in a conspicuous manner the following legend:

“This [Note]  [Instrument] [and the indebtedness evidenced hereby are subordinate in the manner and to the extent set forth in that certain] [is subject to the terms, conditions and restrictions set forth in that certain] Subordination and Intercreditor Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “Subordination and Intercreditor Agreement”) dated as of December 10, 2013 among Advanced MicroSensors Corporation, Plures Technologies, Inc., Massachusetts Development Finance Agency and Cedarview Opprotunities Master Fund LP as agent. and each holder of this [Note] [Instrument], by its acceptance hereof, shall be bound by the provisions of the Subordination and Intercreditor Agreement.”

4.	Amendments to Financing Arrangements.

4.1. Lender Loan Documents.  First Lien Lender may at any time and from time to time without the consent of or notice to any Second Lien Creditor, without incurring liability to any Second Lien Creditor and without impairing or releasing the obligations of any Second Lien Creditor under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any First Lien Debt, or amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to any First Lien Debt; provided that no such change, extension, renewal, alteration or amendment shall (a) increase the principal amount of the Obligations under the First Lien Debt above Three Million Dollars ($3,000,000) (other than due to the payment in kind or capitalization of interest or fees otherwise payable under the Lender Loan Documents), except as expressly permitted by the definition of First Lien Debt herein, (b) increase the interest rate margins with respect to the First Lien Debt by more than 200 basis points in excess of the rates in effect when the applicable margin is at its highest level, provided, that this clause (b) shall not impair the right of the First Lien Lender to impose any default rate of interest in accordance with the Lender Loan Agreement, (c) extend the final maturity of the First Lien Debt by more than one (1) year, (d) other than during the occurrence of a First Lien Default, or in connection with the waiver thereof, shorten the time of payment with respect to any First Lien Debt (other than as a result of the ability of the First Lien Lender to accelerate the First Lien Debt, or as a result of voluntary or mandatory prepayments of the First Lien Debt in accordance with the Lender Loan Agreement), (e) cause any material portion of the First Lien Debt to be contractually unsecured, or (f) impose any express restriction on the ability of AMS or Plures to make payments in respect of the Second Lien Debt other than those contained in this Agreement.

4.2. MDFA Loan Documents.  Until all of the First Lien Debt is Paid in Full and notwithstanding anything contained in the MDFA Loan Documents, the Lender Loan Agreement or the other Lender Loan Documents to the contrary, Second Lien Creditor shall not, without the prior written consent of First Lien Lender, agree to any amendment, modification or supplement to the MDFA Loan Documents which (i) increases the maximum principal amount of the Second Lien Debt or rate of interest (including the cash rate of interest) on any of the Second Lien Debt (except in connection with the imposition of a default rate of interest in accordance with the terms of the MDFA Loan Documents), (ii) accelerates the dates (including maturity dates) upon which payments of principal or interest on the Second Lien Debt are due, (iii) makes more restrictive or adds any event of default or any covenant with respect to the Second Lien Debt (other than in connection with an amendment, modification or supplement to the corresponding provision in the Lender Loan Documents, in which event the Second Lien Creditor shall be permitted to effect a similar amendment or modification to the applicable Second Lien Debt Document provided that any “cushion” between the Lender Loan Documents and MDFA Loan Documents is maintained or provided), (iv) changes any of the redemption or prepayment provisions of the Second Lien Debt, (v) alters the subordination provisions with respect to the Second Lien Debt, including, without limitation, subordinating the Second Lien Debt to any other debt, or (vi) changes or amends any other term of the MDFA Loan Documents if such change or amendment would materially increase or otherwise enlarge the obligations of any Loan Party or confer additional material rights on Second Lien Creditor or any other holder of the Second Lien Debt in a manner adverse to any Loan Party, First Lien Lender.

5.	Miscellaneous.

5.1. Marshaling of Assets.  The Second Lien Creditor hereby waives any and all rights to have the First Lien Lender marshal any portion of the Collateral upon any foreclosure of or other enforcement of any Liens held by or on behalf of the First Lien Lender.

5.2. Sale, Transfer, etc.  The Second Lien Creditor shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Second Lien Debt (a) without receiving the written consent of First Lien Lender, which consent shall not be unreasonably withheld, (b) unless prior to the consummation of any such action, the transferee thereof shall execute and deliver to First Lien Lender an agreement substantially identical to this Agreement, providing for the continued subordination and forbearance of the Second Lien Debt to the First Lien Debt as provided herein and for the continued effectiveness of all of the rights of First Lien Lender arising under this Agreement and (c) unless such sale, assignment, pledge, disposition or other transfer is permitted under the terms of the MDFA Loan Documents and unless following such sale, assignment, pledge, disposition or other transfer, there shall be no more than three (3) holders of Second Lien Debt unless an agent shall have been appointed to act on behalf of all holders of Second Lien Debt, and in which event all notices to be given to or by Second Lien Creditors under this Agreement shall be given to or by such agent.  Notwithstanding the failure to execute or deliver any such agreement, the subordination and intercreditor provisions effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Second Lien Debt, and the terms of this Agreement shall be binding upon the successors and assigns of each Second Lien Creditor, as provided in Section 5.12 hereof.

5.3. Continued Effectiveness of this Agreement.  The terms of this Agreement, the subordination effected hereby, and the rights and the obligations of the Second Lien Creditor or the First Lien Lender arising hereunder, shall not be affected, modified or impaired in any manner or to any extent by:  (a) any amendment or modification of or supplement to the Lender Loan Agreement, any of the other Lender Loan Documents or any of the MDFA Loan Documents made in accordance with this Agreement; (b) the validity or enforceability of any of such documents; or (c) any exercise or non-exercise of any right, power or remedy under or in respect of the First Lien Debt or the Second Lien Debt or any of the instruments or documents referred to in clause (a) above; (d) any act or failure to act by any holder of the First Lien Debt (except as otherwise expressly required hereunder as a condition thereto); (e) any noncompliance by any Loan Party with the terms hereof, regardless of any knowledge thereof which any such holder may have or be otherwise charged with; (f) the taking or institution by First Lien Lender of any action or proceeding against any Loan Party; (g) any delay in taking, pursuing, or exercising any of the foregoing actions, rights, powers, or remedies (even though requested by Second Lien Creditor) by First Lien Lender or anyone acting for First Lien Lender (except as otherwise expressly required hereunder as a condition thereto); or (h) any other circumstance which might otherwise constitute a defense available to, or a discharge of any Loan Party in respect of the First Lien Debt or Second Lien Creditor in respect of this Agreement, other than the defense that all of the First Lien Debt has been Paid in Full.  The Second Lien Creditor hereby acknowledges that the provisions of this Agreement are intended to be enforceable at all times, whether before the commencement of, after the commencement of, in connection with or premised on the occurrence of a Proceeding.

5.4. Representations and Warranties of the Second Lien Creditor.  The Second Lien Creditor hereby severally represents and warrants to First Lien Lender as follows:

(a) Existence and Power.  The Second Lien Creditor is duly organized, validly existing and in good standing under the laws of the state of its organization.

(b) Authority.  The Second Lien Creditor has full power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action and are not prohibited by its organizational documents.

(c) Binding Agreements.  This Agreement, when executed and delivered, will constitute the valid and legally binding obligation of the Second Lien Creditor enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.

(d) Conflicting Agreements; Litigation.  No provisions of any material mortgage, indenture, contract, agreement, statute, rule, regulation, judgment, decree or order binding on the Second Lien Creditor conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance of the terms of this Agreement by the Second Lien Creditor.  The execution, delivery and carrying out of the terms of this Agreement will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon the property of the Second Lien Creditor pursuant to the terms of any such material mortgage, indenture, contract or agreement.  No pending or, to the best of such Second Lien Creditor’s knowledge, threatened, litigation, arbitration or other proceedings if adversely determined would in any way prevent the performance of the material terms of this Agreement by the Second Lien Creditor.

(e) No Divestiture.  As of the date hereof, the Second Lien Creditor is the current owner and holder of its applicable MDFA Note issued to it.

(f) Default under MDFA Loan Documents.  It has not received written notice of the existence of any Second Lien Default as of the date hereof.

5.4A.           Representations and Warranties of the First Lien Lender.  The First Lien Lender hereby severally represents and warrants to Second Lien Creditor as follows:

(a) Existence and Power.  The First Lien Lender is duly organized, validly existing and in good standing under the laws of the state of its organization.

(b) Authority.  The First Lien Lender has full power and authority to enter into, execute, deliver and carry out the terms of this Agreement, all of which have been duly authorized by all proper and necessary action and are not prohibited by its organizational documents.

(c) Binding Agreements.  This Agreement, when executed and delivered, will constitute the valid and legally binding obligation of the First Lien Lender enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of lenders’ rights generally and by equitable principles.

(d) Conflicting Agreements; Litigation.  No provisions of any material mortgage, indenture, contract, agreement, statute, rule, regulation, judgment, decree or order binding on the First Lien Lender conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance of the terms of this Agreement by the First Lien Lender.  The execution, delivery and carrying out of the terms of this Agreement will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon the property of the First Lien Lender pursuant to the terms of any such material mortgage, indenture, contract or agreement.  No pending or, to the best of such First Lien Lender’s knowledge, threatened, litigation, arbitration or other proceedings if adversely determined would in any way prevent the performance of the material terms of this Agreement by the First Lien Lender.

5.5. Negative Covenants.  Until all of the First Lien Debt has been Paid in Full:  (A) the Second Lien Creditor shall not demand or accept from any Loan Party or other Person any consideration which would result in a discharge of the Second Lien Debt other than in accordance with the terms of the MDFA Loan Documents; and (B) no Loan Party shall hereafter issue any instrument, security or other writing evidencing any part of the Second Lien Debt, and the Second Lien Creditor shall not receive any such writing, except upon the condition that such security shall bear the legend referred to in Section 3 hereof and a true copy thereof shall be thereupon promptly furnished to the First Lien Lender.

5.6. Cumulative Rights, No Waivers.  Each and every right, remedy and power granted to First Lien Lender and Second Lien Creditor hereunder shall be cumulative and in addition to any other right, remedy or power specifically granted herein, in the Lender Loan Agreement or the other Lender Loan Documents, or the MDFA Loan Documents, as the case may be, or now or hereafter existing in equity, at law, by virtue of statute or otherwise, and may be exercised by First Lien Lender or the Second Lien Creditor, from time to time, concurrently or independently and as often and in such order as First Lien Lender or the Second Lien Creditor, respectively, may deem expedient.  Any failure or delay on the part of First Lien Lender or the Second Lien Creditor in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect the rights of First Lien Lender or the Second Lien Creditor, respectively, thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of the rights of First Lien Lender or the Second Lien Creditor hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto.

5.7. Modification.  Any modification or waiver of any provision of this Agreement shall not be effective in any event unless the same is in writing and signed by First Lien Lender and Second Lien Creditor, and then such modification or waiver shall be effective only in the specific instance and for the specific purpose given; provided that no modification or amendment (or waiver with respect to clause (iii) below) (i) of the definition of “First Lien Debt” or Section 4.1 of this Agreement which provides a Second Lien Creditor any additional consent rights with respect to amendments or modifications with respect to the First Lien Debt or any First Lien Debt Document, (ii) the definition of “Second Lien Debt” or Section 4.2 of this Agreement which provides First Lien Lender any additional consent rights with respect to amendments or modifications with respect to the Second Lien Debt or any MDFA Loan Document or (iii) the last sentence of Section 5.12 of this Agreement, shall in each case be effective unless AMS (on behalf of the Loan Parties) shall have signed such modification or amendment (or waiver with respect to clause (iii) above).  Any notice to or demand on the Second Lien Creditor in any event not specifically required of First Lien Lender hereunder shall not entitle the Second Lien Creditor to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

5.8. Additional Documents and Actions.  The Second Lien Creditor shall at any time, and from time to time, after the execution and delivery of this Agreement, promptly execute and deliver such further documents and do such further acts and things (in each case, at the sole expense of AMS) as First Lien Lender reasonably may request that may be necessary in order to effect fully the purposes of this Agreement.  First Lien Lender at any time, and from time to time, after the execution and delivery of this Agreement, promptly will execute and deliver such further documents and do such further acts and things (in each case, at the sole expense of AMS) as the Second Lien Creditor reasonably may request that may be necessary in order to effect fully the purposes of this Agreement.

5.9. Subrogation to Rights of First Lien Agent and First Lien Lenders.  Subject to the Payment in Full of all of the First Lien Debt, Second Lien Creditor shall be subrogated to the rights of First Lien Lender to receive Distributions with respect to the First Lien Debt to the extent that Distributions otherwise payable to Second Lien Creditor have been applied to the First Lien Debt, until all Second Lien Debt shall have been paid in full.  Second Lien Creditor agrees that in the event that all or any part of a payment made with respect to the First Lien Debt is recovered from the holder of the First Lien Debt in a Proceeding or otherwise, any Distribution received by Second Lien Creditor with respect to the Second Lien Debt at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be deemed to have been received by Second Lien Creditor in trust as property of the holder of the First Lien Debt and Second Lien Creditor shall forthwith deliver the same to the First Lien Lender for application to the First Lien Debt until all of the First Lien Debt is Paid in Full.  For purposes of such subrogation, no Distributions to First Lien Lender of any cash, property or securities to which Second Lien Creditor would be entitled except for the provisions of this Agreement, and no payments pursuant to the provisions of this Agreement to First Lien Lender by Second Lien Creditor shall, as among the Loan Parties, their creditors other than First Lien Lender and Second Lien Creditor, be deemed to be a Distribution by the Loan Parties to or on account of the First Lien Debt.

5.10. Notices.  Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or United States mail certified or registered and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a business day before 4:00 p.m. (Boston time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, two business days after delivery to such courier properly addressed; or (d) if by United States mail, four business days after deposit in the United States mail, postage prepaid and properly addressed.

Notices shall be addressed as follows:

If to AMS:                                            Advanced MicroSensors Corporation
333 South Street
Shrewsbury, Massachusetts 01545
Attention:    Glenn Fricano, Chief Executive Officer

If to Plures:                                            Plures Technologies, Inc.
4070 West Lake Road
Canandaigua, New York 14424
Attention:    Glenn Fricano, President

If to MDFA:                                           Massachusetts Development Finance Agency
160 Federal Street, 7th Floor
Boston, Massachusetts 02110
Attn:   Roy C. Angel

With a copy to:                                      Mirick, O’Connell, DeMallie & Lougee LLP
100 Front Street
Worcester, Massachusetts 01608
Attn:    Robert P. Lombardi, Esquire

If to Lender:                                           Cedarview Opportunities Master Fund, L.P.
One Penn Plaza
45th Floor
New York, New York  10119
Attn:    Burton Weinstein

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 5.10.  A notice not given as provided above shall, if it is in writing, be deemed given if and when actually received by the party to whom given.

5.11. Severability.  In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

5.12. Successors and Assigns.  This Agreement shall inure to the benefit of the successors and assigns of First Lien Lender including, without limitation, any replacement lender with respect to the First Lien Debt, and shall be binding upon the successors and assigns of Second Lien Creditor, AMS, Plures and their respective transferees, successors and assigns.  First Lien Lender, without prior notice or consent of any kind, may sell, assign or transfer any First Lien Debt, and in such event each and every immediate and successive assignee or transferee thereof may be given the right by such Person to enforce this Agreement in full against AMS, Plures and the Second Lien Creditor, by suit or otherwise, for its own benefit.  Additionally, in connection with any refinancing of the First Lien Debt (to the extent such refinancing is not prohibited hereunder), the Second Lien Creditor agrees to enter into a replacement intercreditor agreement with the financial institution or other Persons providing such refinancing on terms substantially the same as, but in no event less favorable to such financial institutions or other Persons providing such financing, the terms of this Agreement.  In the event of a failure by the Second Lien Creditor to enter into such replacement intercreditor agreement notwithstanding the terms hereof, the provisions of this Agreement shall be binding upon the Second Lien Creditor and any such financial institutions or other Persons providing such financing as though they were a party hereto.

5.13. Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same instrument.

5.14. Defines Rights of Creditors.  The provisions of this Agreement are solely for the purpose of defining the relative rights of Second Lien Creditor and First Lien Lender and shall not be deemed to create any rights or priorities in favor of any other Person, including, without limitation, any Loan Party.  Nothing contained in this Agreement or in the MDFA Loan Documents or elsewhere is intended to or shall (a) impair, as among any Loan Party, its creditors other than First Lien Lender and Second Lien Creditor, the obligation of such Loan Party, which is absolute and unconditional, to pay to Second Lien Creditor the Second Lien Debt owing by such Loan Party as and when the same shall become due and payable, all in accordance with the terms hereof and of the MDFA Loan Documents; or (b) affect the relative rights against any Loan Party of Second Lien Creditor and creditors of the Loan Parties; or (c) prevent Second Lien Creditor from exercising all remedies otherwise permitted by applicable law upon default under the MDFA Loan Documents subject to the limitations upon such rights set forth under this Agreement for the benefit of First Lien Lender.

5.15. Conflict.  In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the MDFA Loan Documents, the provisions of this Agreement shall control and govern to the extent of such conflict.

5.16. Covenant Not to Challenge.  As between First Lien Lender, on the one hand, and any Second Lien Creditor, on the other hand, the Second Lien Creditor hereby covenants and agrees, to the fullest extent permitted by law, that it shall not initiate in any proceeding a challenge to the validity or enforceability of the Lender Loan Documents or the validity, perfection or priority of any Lien of First Lien Lender securing the First Lien Debt, nor shall the Second Lien Creditor instigate other parties to raise any such challenges.

5.17. Headings.  The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

5.18. Termination.  This Agreement shall terminate upon the Payment in Full of all of the First Lien Debt, subject to any reinstatement provisions set forth herein.

5.19. Applicable Law.  This Agreement shall be governed by, and be construed and interpreted in accordance with, the internal laws (as opposed to conflict of laws provisions) of the Commonwealth of Massachusetts.

5.20. CONSENT TO JURISDICTION AND SERVICE OF PROCESS.  EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE COUNTY OF SUFFOLK, COMMONWEALTH OF MASSACHUSETTS AND IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS.  EACH PARTY HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND, SUBJECT TO SUCH PARTY’S RIGHT TO APPEAL, IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.

5.21. WAIVER OF JURY TRIAL.  EACH OF THE SECOND LIEN CREDITOR, AMS, PLURES AND FIRST LIEN LENDER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS AMONG THEM RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  THE SECOND LIEN CREDITOR, FIRST LIEN LENDER, AMS AND PLURES ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THE FINANCING AGREEMENTS AND THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN ITS RELATED DEALINGS.  THE SECOND LIEN CREDITOR, FIRST LIEN LENDER, AMS AND PLURES FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (UNLESS SUCH WRITING MAKES SPECIFIC REFERENCE TO THIS SECTION 5.22), AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

5.22. Return of Payments.  In consideration for, and as a condition to, reliance hereon by the First Lien Lender, to the extent that (a) the Second Lien Creditor has turned over any cash, securities or any other property received as payments on account of Second Lien Debt from any Loan Party to First Lien Lender hereunder for application to the First Lien Debt, or (b) any cash, securities or other property to which the Second Lien Creditor would otherwise have been entitled (but for the provisions of this Agreement) as payments on account of Second Lien Debt from any Loan Party are paid to First Lien Lender hereunder for application to the First Lien Debt, and any such payments to First Lien Lender or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from or disgorged by the Second Lien Creditor or are otherwise required to be refunded, repaid or restored by the Second Lien Creditor to any Loan Party or any trustee, receiver or other Person under any law (including, without limitation, any bankruptcy or insolvency law or any federal or state equitable cause of action), then to the extent of any such restoration, First Lien Lender shall repay such amount on behalf of the Second Lien Creditor and the Second Lien Creditor’s obligations hereunder shall be renewed and continued in full force and effect as if such payment had not been made to First Lien Lender.

5.23. Reliance.  Upon any Distribution of assets of any Loan Party as a result of any Proceeding, the Second Lien Creditor shall be entitled to rely upon any final order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, First Lien Lender or other Person making such Distribution, delivered to it for the purpose of ascertaining (a) the Persons entitled to participate in such Distribution, (b) the First Lien Lender and the holders of other indebtedness of the Loan Parties, (c) the amount of the First Lien Debt and the amount payable thereon, (d) the amount or amounts paid or distributed thereon, and (e) all other facts pertinent thereto or to this Agreement.

5.24. Specific Performance.  At any time any Second Lien Creditor fails to comply with any provision of this Agreement, First Lien Lender may demand specific performance of this Agreement, whether or not any other party has complied with this Agreement, and may exercise any other remedy available at law or equity.

[Signature Page Follows]

IN WITNESS WHEREOF, Second Lien Creditor, AMS, Plures and First Lien Lender have caused this Agreement to be executed as of the date first above written.

“Second Lien Creditor”: MASSACHUSETTS DEVELOPMENT FINANCE AGENCY By:/s/__________________________________ Name: Laura L. Canter Title: Executive Vice President
“First Lien Lender”: CEDARVIEW OPPORTUNITIES MASTER FUND, L.P. AS AGENT By:/s/_________________________________ Name: Burton Weinstein Title:
“AMS”: ADVANCED MICROSENSORS CORPORATION, a New York corporation By: /s/________________________________ Name: Glenn Fricano Title: Chief Executive Officer
“Plures”: PLURES TECHNOLOGIES, INC., a Delaware corporation By: /s/______________________________ Name: Glenn Fricano Title: President
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Signature Page to Subordination and Intercreditor Agreement